Exhibit 23

            Consent of Independent Registered Public Accounting Firm



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-61487 and 333-134831) of Norwood Financial Corp. of our report dated February 26, 2007, relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.


                                          /s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
March 21, 2007